EXHIBIT 99.1

AVX Corporation Announces a Definitive Agreement to Acquire the Transportation, Sensing, & Control Division of TT Electronics PLC

FOUNTAIN INN, S.C. – July 19, 2017 -- AVX Corporation (NYSE: AVX) today announced that it has signed a definitive agreement to acquire the Transportation, Sensing & Control division (hereinafter called TS&C), from the UK company, TT Electronics PLC (LSE:TTG.L).

John Sarvis, President and Chief Executive Officer of AVX Corporation, stated, "The addition of TS&C expands AVX's product offering to include sensors, LED lighting and control modules. TS&C, trading as AB Electronik, is a premier brand that we are proud to add to the AVX Group. They are well recognized in the areas of sensing and controls offering a broad range to the automotive market. The combination of AVX and TS&C offers exciting growth potential for the years ahead."

In accordance with the agreement, AVX will acquire TS&C for a consideration of £118.8 million (approximately US$155.5 million) in cash, subject to normal working capital adjustments at closing. The transaction is subject to approval of the TT Electronics PLC shareholders, and other conditions, including regulatory approvals, that are customary for transactions of this type.

The TS&C division of TT Electronics PLC. designs, develops, manufactures and markets Sensors for temperature, position, and speed, including exhaust/emission control sensors. The Company's products are utilized in a broad range of automotive applications. TS&C can be found on the internet at http://abelektronik.com.

The TS&C Business operates in its own facilities or shared facilities in nine locations worldwide: Austria, China, Germany, India, Mexico, Romania, South Korea, the UK and the USA, comprising R&D, manufacturing and sales office locations.  In the financial year ended December 31, 2016, the TS&C Business generated £237.4 million (approximately $300 million) of revenue. At December 31, 2016, TS&C employed approximately 1,600 people, 180 of whom were in product development, reflecting the division’s strong R&D focus.

AVX Corporation is a leading worldwide manufacturer and supplier of a broad line of passive electronic components and interconnect products. AVX's components can be found in products manufactured in a very broad range of industries worldwide. AVX is headquartered in Fountain Inn, SC. AVX can be found on the Internet at http://www.avx.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in other written materials, press releases and oral statements issued by or on behalf of AVX Corporation, AVX Limited or TT Electronics may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions, although not all forward-looking statements contain such language. Forward-looking statements are statements with respect to AVX Corporation’s, AVX Limited’s or TT Electronics’ beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause actual results to differ materially from the results discussed in the forward-looking statements. For example, statements about the proposed acquisition involving AVX Limited and TT Electronics, including future financial and operating results, plans, objectives, expectations and intentions, the expected timing of completion of the acquisition and other statements are not historical facts. Among the key factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the following: (i) the ability to obtain the requisite shareholder approvals; (ii) the risk that a regulatory approval that may be required for the proposed acquisition is not obtained or is obtained subject to conditions that are not anticipated; (iii) the risk that a condition to the completion of the acquisition may not be satisfied; (iv) the timing to consummate the proposed acquisition; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; and (viii) the diversion of management time on acquisition-related issues.

Additional information concerning AVX Corporation and its business, including additional factors that could materially affect its financial results, is included in AVX Corporation’s Annual Report on Form 10-K for the year ended March 31, 2017 under “Business” and Item 1A. “Risk Factors,” and in its other filings with the Securities and Exchange Commission (the “SEC”). Except as required by law, each of AVX Corporation, AVX Limited and TT Electronics disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:

AVX Corporation, Fountain Inn

Kurt Cummings

864-967-9303

investor.relations@avx.com